QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We hereby consent to the references to our firm and to the inclusion of information contained in our report dated February 7, 2012 in the Annual Report on Form 10-K of Halcón Resources Corporation (the "Company") for the year ended December 31, 2012. We also hereby consent to the incorporation by reference in the Registration Statements previously filed by the Company on Form S-8 (File Nos. 333-137311, 333-151428, 333-166893, 333-180099 and 333-183559), Form S-3 (File Nos. 333-149319, 333-180243, 333-182996, 333-183560 and 333-183843) and on Form S-4 (File No. 333-181537) of the references to our firm and to the inclusion of information contained in our report dated February 7, 2012.

FORREST A. GARB & ASSOCIATES, INC.
By:	/s/ WILLIAM D. HARRIS III William D. Harris III CEO / President

Dallas, Texas
February 28, 2013

QuickLinks

  Exhibit 23.4
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS